Calculation of Filing Fee Tables
S-8
Keurig Dr Pepper Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	457(a)	52,800,000	$ 30.94	$ 1,633,632,000.00	0.0001381	$ 225,604.58
Total Offering Amounts:						$ 1,633,632,000.00		$ 225,604.58
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 225,604.58
Offering Note
[1]	The Amount Registered represents 52,800,000 shares of common stock, par value $0.01 per share (the "Common Stock") of Keurig Dr Pepper Inc. (the "Registrant") issuable under the Registrant's Omnibus Stock Incentive Plan of 2026 (the "Incentive Plan"), including 8,800,000 shares of Common Stock that may again become available for issuance under the Incentive Plan as a result of outstanding awards that are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered in shares pursuant to the terms of the Incentive Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover any additional shares of Common Stock that become issuable under the Incentive Plan to prevent dilution in the event of stock splits, stock dividends or similar transactions. The Proposed Maximum Offering Price Per Unit has been estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and is based on the average of the high and low sale prices of the Common Stock, as quoted on The Nasdaq Stock Market, on June 18, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources